SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CLARCOR INC

                    GAMCO INVESTORS, INC.
                                12/16/03            3,000-           44.8750
                                12/15/03            3,000-           45.2733
                                11/26/03              500-           44.0200
                                11/14/03              500-           41.6500
                                11/03/03            2,000            41.1365
                                10/21/03            2,000            41.0665
                                10/21/03              200-           41.1400


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.